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                                                                   Exhibit 10.65


                SHANGHAI TECHUR TECHNOLOGY DEVELOPING CO., LTD.


                   AGREEMENT ON TRANSFER OF SHARES' OWNERSHIP
                   ------------------------------------------


                                 August 15, 2002

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                   Agreement on Transfer of Shares' Ownership

This agreement is reached and signed by the parties listed below in Beijing on August 15, 2002:

PARTY A: Shanghai Zhengda Investment Management Co., Ltd

PARTY B: Liang Zhihua

PARTY C: Shanghai Tiandi Science & Technology Investment Development Co, Ltd

PARTY D: Shanghai Qingpu Science & Technology Garden Investment Consulting Co., Ltd

PARTY E: Qian Weijun

PARTY F: Wu Yubin

PARTY G: Wang Xiaoxiang

PARTY H: Rich Sight Investment Limited

Whereas:

1. On June 25, 1997, Shanghai Zhengda Investment Management Co., Ltd and Liang Zhihua, citizen of PRC (hereinafter referred to as "Initial Shareholders"), co-invested and established Shanghai Techur Technology Developing Co., Ltd (hereinafter referred to as the "Target Company"), which was approved and then issued a business license with the number 3102291014298 by Shanghai Industrial & Commercial Administration Bureau.

2. The target company had a total registered capital of 10.4 million RMB in 1999. Both the initial shareholders had rendered all the registered capital, 75% of which, 7.8 million RMB, was invested by Shanghai Zhengda Investment Management Co., Ltd, and the rest 25%, 2.6 million RMB, was invested by Liang Zhihua.

3. On Dec. 18, 2000, an additional investment was made into the target company that raised the registered capital of the target company to 30 million RMB. Shanghai Zhengda Investment Management Co., Ltd hold an accumulative total investment volume of 10.4 million RMB, accounting for 47.33% of the total registered capital; Liang Zhihua invested 6 million RMB, making up 20% of the total registered capital; Shanghai Online Information Network Co., Ltd (former named as Shanghai Online Information Network Integration Co., Ltd), 0.8 million RMB and 2.67%; Shanghai Qingpu Science & Technology Garden Investment Consulting Co., Ltd, 0.3 million RMB and 1%; Shanghai Tiandi Science & Technology Investment Development Co, Ltd, 8.7 million RMB and 29%.

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4.    In November 2000, some transfers of the shares' ownership were made.
      Consequently, the registered capital of the target company changed to 30 million RMB and the shareholders list and their investing percentage after modification were as below:

      1) Shanghai Zhengda Investment Management Co., Ltd (hereinafter referred to as Party A), 11.5 million RMB, 38.33%;

      2)    Liang Zhihua (hereinafter referred to as Party B), 6 million RMB,
            20%;

      3) Shanghai Tiandi Science & Technology Investment Development Co., Ltd (hereinafter referred to as Party C), 5.9 million RMB, 19.67%;

      4) Shanghai Qingpu Science & Technology Garden Investment Consulting Co., Ltd (hereinafter referred to as Party D), 0.3 million RMB, 1%;

      5)    Qian Weijun (hereinafter referred to as Party E), Citizen of PRC,
            2.5 million RMB, 8.33%;

      6) Wu Yubin (hereinafter referred to as Party F), citizen of PRC, 2.8 million RMB, 9.33%;

      7) Wang Xiaoxiang (hereinafter referred to as Party G), citizen of PRC, 1 million RMB, 3.33%.

      (All the parties mentioned above shall be referred to as Assigners).

5. Both Party H and assigners agree that Party H purchases 100% of the total shares of the target company at the cost of 15.5 million RMB so that the target company essentially shall be able to transform into a foreign proprietorship.

6. Assigners shall sell all the shares of the target company that they owns to Party H or any third party designated by Party H pursuant to the articles and terms of this agreement.

7. Party H, as a legally founded and existed company with limited liabilities in accordance with the laws and regulations of Hong Kong, shall agree to buy in or designate a third party to buy in the said shares pursuant to the articles and terms of this agreement.

The following agreement is reached through friendly negotiation among parties:

ARTICLE 1: TRANSFER OF SHARES' OWNERSHIP

1. Both the assigners and the Party H agree with the transfer of shares of the target company that are held by the assigners and any rights, interests and claims concerning the said shares from the assigners to Party H or any third party designated by Party H pursuant to the articles and terms of this agreement.

2. Upon validity of this agreement, Party H or the third party designated by Party H shall become the sole proprietor of the target company, enjoying all the rights and assuming all the liabilities regulated by the Chinese laws and the constitution of the target company. All assigners shall be relieved from taking any responsibilities and duties for the transfer of shares' ownership since then.

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3.    All parties agree that Article 3 of this agreement shall be the conditions for the validity of this agreement.

ARTICLE 2: QUID PRO QUO FOR TRANSFER

The quid pro quo for this transfer of shares' ownership from the assigners to Party H or any third party designated by Party H stated in this agreement is
15.5 million RMB. After completion of the said transfer, Party H or any third party designated by Party H shall hold 100% of the shares of the target company.

ARTICLE 3: CONDITIONS FOR THE TRANSFER

1. All parties shall have been issued, in accordance with the laws and regulations of PRC, all the legal documents that provide formal approvals and authorizations concerning the said transfer of the shares' ownership under this agreement.

2. All parties shall have acquired all the approvals, agreements and exemptions for the consents of the transfer of shares' ownership from other concerned parties, and all the documents shall have been signed.

3. Party A agrees to pay 6.1 million RMB to the target company for 2,037,586 shares of Suzhou Gaoxin domestic corporation shares (please check Appendix 1: Agreement on Transfer of Suzhou Gaoxin Corporation Shares). Assigners agree that this is the condition for Party H to perform its obligations under this agreement. Party H shall preserve the right not to make the payment for the transfer of shares' ownership to any assigners before Party A pays 6.1 million RMB to the target company. Besides, should Party A fail to make the said payment in 30 days since the date signing this agreement, Party H shall be entitled to the right to terminate the agreement, bearing no obligations at all. Meanwhile, Party H pledges to Party A to perform its contractual obligation once Party A redeems its obligations by Agreement on Transfer of Suzhou Gaoxin Corporation Shares.

4. Assigners agree that the assigners or any other relevant parties liable shall assume all the liabilities resulting from any disposals of the Suzhou Gaoxin Domestic Corporation Shares (including but not limited to hypothecation and alienation) conducted by assigners or the target company before signing this agreement. Party H, as the new shareholder of the target company, shall not be responsible for any liabilities. Otherwise, assigners shall indemnify for any losses to Party H.

5. Assigners pledge to urge the core managing staff to sign the new labor contract with the target company in 10 working days since the validity of this agreement, the terms of which shall not be less than two years. The details of the labor contract are available in Appendix 2: Labor Contract. Should anyone of the managing staff fail to sign the new labor contract with the target company in those ten days since the validity of this agreement, Party H shall have the right to terminate the agreement. The list of the core managing staff of the target company is

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      as following: Mr. Liang Zhihua, Mr. Qian Weijun and Mr. Yang Yan.

6. Party B and Party E agree that any party between them shall be responsible for an indemnity of 500,000 RMB to Party H, in case that any party between them rescinds the labor contract signed with the target company unilaterally in one year since the validity of this agreement.

7. Assigners agree that Mr. Qian Weijun and Mr. Yang Yan, serving as the core managing staff for the target company, shall spend part of their office hours (no more than 35% of their total office hours) working for the operation of SOL business, and accordingly, SOL shall pay for their working hours. Assigners agree not to lower down the profit goal of the target company with the excuse that Mr. Qian Weijun and Mr. Yang Yan work partially for SOL. However, in principle, the said arrangement shall not produce any negative influence to Mr. Qian Weijun and Mr. Yang Yan when they are working for the Target Company.

8. Assigners agrees that should any bad performance be resulted from any member of the core managing staff of the target company, Party H shall have the right to change his post and even terminate the labor contract in advance on condition that the said circumstance is worse off. Assigners shall not ask for any modification to be made to the terms of this agreement for any reason relevant to the above-mentioned issue.

9. Assigners agree that all the shares that it holds shall not contain any state-owned ones and that Party H shall have the right to relieve itself from the agreement without taking any responsibilities if assigners breaches this pledge.

ARTICLE 4: PAYMENT OF QUID PRO QUO FOR TRANSFER OF SHARES' OWNERSHIP

1. Under the circumstances that the conditions stimulated in Article 3 have all been satisfied, all parties agree that: Party H shall make the payment of RMB 775,000 to assigners in 5 five working days since the date when this agreement is signed, and then make another payment of 14.725 million RMB in ten working days upon completion of all the transfer formalities;

2. All assigners agree herein explicitly that, Party H shall pay all the quid pro quo for the transfer of shares' ownership that shall be paid to assigners directly to Party A in accordance with this agreement and that shall be deemed as that Party H has fulfilled its obligation of making all necessary payment to all assigners. After having received the quid pro quo for the transfer of shares' ownership from Party H, Party A shall distribute the quid pro quo to each assigner in proportion to their percentage in the total shares of the Target Company. Should any disputes rise owing to the payment of quid pro quo for transfer of shares' ownership between Party A and other assigners, Party H shall not be held liable.

ARTICLE 5: PROCLAIMS, GUARANTEES AND COMMITMENTS

1.    Assigners make the following proclaims and guarantees to Party H:

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      (1)   Assigners have all the competence and authority to sign this agreement and then carry out all the obligations stimulated in this agreement.

      (2) Assigners have performed the obligation of rendering investment to the target company, hence all of them enjoy all legal, complete and abundant proprietorship and influence towards the transfer of shares' ownership under this agreement.

      (3) The target company is a legally established and existed company with limited liabilities in conformity with the laws and regulations of PRC and it has been issued all necessary approvals, authorities, admissions and consents to operate its business. The target company has not been involved into any situations where the said approvals, authorities, admissions, consents or its business license is cancelled temporarily or withdrawn.

      (4) All the financial statements, other financial records and any other documents relevant to the target company provide by assigners to Party H or those lawyers, accountants and any other trustee parties appointed by Party H for this transfer of shares' ownership are legal, valid, authentic and complete. Assigners understand that Party H is relying on those documents concerning the target company when signing this agreement. Should the said documents be false or misleading, Party H shall have the right to ask for indemnification from assigners and then terminate the agreement beforehand.

      (5) Assigners pledge that all the liabilities of the target company before the signing date of this agreement have been stated in the financial statements and other relevant financial documents presented to Party H. If any liabilities of the target company is not shown in any finanical statements or other relevant financial documents of it and the total volume of said liabilities is less than RMB 300,000, assigners and Party H shall seek settlement through negotiation. Assigners shall be held liable for any loss resulting from the said reason if negotiation does not work. Should the total volume of the said liabilities exceed RMB 300,000, Party H shall have the right to ask for indemnification from assigners and then terminate the agreement beforehand.

      (6) Before the date when the agreement becomes effective, the target company has or is going to pay all the taxation resulting from its business, assets and liabilities or others concerned to the relevant government departments and any other institutions.

      (7) The target company has filled in and submitted all the necessary taxation declaring forms concerning its business, assets and liabilities on the appropriate basic reference before the validity date, which have not aroused (and shall not arouse) any disputes. As far as assigners have learnt or checked out after reasonable inquiries, there shall not be any reasons leading to the said disputes or any claims for reimbursement of taxation or any loss of existed discounts or concessions of taxation.

      (8) The general meeting of shareholders of the target company has reached a decision that agrees with the transfer of shares' ownership to Party H, and other shareholders have

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            agreed in written forms to abandon the priority of purchasing the transferred shares' ownership.

      (9) Before signing this agreement, assigners do not design or permit to design any rights of guarantee for the transfer of shares' ownership.

      (10) Before signing this agreement, as far as assigners have learnt, there are no situations that have produced or will produce serious negative influence to the operation of the target company.

      (11) There are no any lawsuits, arbitration or administrative procedures brought to assigners that are in existence or pendent, or poses potential threats to assigners.

      (12) Each assigner's signing this agreement shall not put each of them in a position where each assigner breaches any terms, conditions or regulations of other contracts, agreements, of which each assigner is one party.

      (13) After signing this agreement, assigners shall not seek to sign with any other companies, enterprises or individuals instead of Party H the same or similar letter of intents, agreements or contracts, the intent or the obligation of which would allow any percentage of shares' ownership to be transferred to any other parties, no matter with or without any conditions.

      (14) Once being signed by all parties, this agreement shall become legally effective and enjoy legal binding force after being approved.

      (15) Assigners shall be responsible for settling legal formalities concerning the transfer of shares' ownership stated in this agreement, including but not limited to modification to the constitution of the target company, alteration of the business license and acquirement and change-over of the relevant authorizing documents.

      (16) All assigners have a full and explicit understanding towards the intent, conditions of this agreement and all the duties and obligations under this agreement, then make and sign this agreement of their own accord in the principle of equity.

      (17) Should any assigner breach any regulation of this agreement, other assigners agree to take the joint and several liabilities together with the breaching assigner to Party H.

2.    Party H makes the following proclaims and guarantee to all assigners:

      (1) Party H is a legally established and existed legal entity in accordance with the laws and regulations of Hong Kong, enjoying rights, authorities and competence to make this agreement and then perform all the obligations and duties under this agreement. Besides, once being valid, this agreement shall compose legal, effective and binding obligations

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            that can be compulsorily executed to Party H.

      (2) Party H has obtained all necessary consents, approvals and authorities for signing and performing this agreement, except for those stated by this agreement otherwise.

      (3) Party H's signing this agreement dose not put itself in a position where it breaches any terms, conditions or regulations of other contracts, agreements, of which Party H is one party.

      (4) Party H shall assist assigners to settle those legal formalities concerning the transfer of shares' ownership stated in this agreement, including but not limited to modification to the constitution of the target company, alteration of the business license and acquirement and change-over of the relevant authorizing documents.

ARTICLE 6: SETTLEMENT OF LIABILITIES

1. After the transfer is formally completed, that is, Party H is issued the business license of a foreign proprietorship from Shanghai Bureau of Industrial & Commercial Administration (the same hereunder); Party H shall be held responsible for all the liabilities that have been imposed upon the target company and have been stated on the financial reports or other relevant financial documents thereof before signing this agreement. Those liabilities that fail to be stated in the financial reports or other relevant financial documents of the target company due to some special reasons shall be settled as required by Term 5, Clause 1, Article 5 of this agreement.

2. After the transfer hereof is successfully completed, Party H shall be responsible for all the natural operating liabilities incurred to the target company since the signing date of this agreement to the date of successful completion of the transfer. Any material financial shift or non-natural operating liabilities shall be reported to Party A and Party H for written approval; otherwise, any loss induced thereupon shall be assumed by the breaching party.

3. Party H shall bear the responsibility for all the liabilities of the target company after the transfer hereof is fully finished.

ARTICLE 7: LIABILITIES FOR BREACH OF THIS AGREEMENT

1. Breach of agreement is formed when any proclaims, pledges or guarantee made by any party under this agreement turn out to be false or misleading substantially or any party breaches any terms of this agreement.

2. If any party breaches the agreement and that has caused loss to the non-breaching party, the breaching party shall render complete and abundant compensation to that party.

3. If the agreement is terminated by party H owing to the severe breach of agreement by the

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      assigners, assigners shall pay back all the quid pro quo for the transferred shares' ownership to Party H and provide all necessary assistance in performing the relevant formalities. Meanwhile, assigners shall compensate for all the economic loss to Party H.

ARTICLE 8: FORCE MAJEURE

1. Force majeure refers to any incidents that cannot be controlled, foreseen or avoided even foreseen. The said incidents holdback, delay or dally any party to perform all or part of its obligations under this agreement, including but not limited to governmental acts, earthquakes, typhoons, floods, fires or any other natural disasters, wars and other similar incidents.

2. In case of any force majeure, the suffering party shall inform the other parties with the fastest tools about the nature, occurring date, estimated lasting period and other related details about it and how serious the suffering party will be influenced in performing its obligations.

3. The suffering party shall inform the other parties the present situation of itself regularly and timely during the period that the force majeure lasts and then the final situation when it stops.

4. The suffering party may be relieved from undertaking its obligation without bearing any responsibilities before the force majeure ends, but it should try its best to conquer the force majeure so as to reduce the negative influence of it.

5. The suffering party shall provide legal certifications that are issued by the local notary office for the force majeure to other parties. If the party fails to provide the said certifications, the other parties shall have the rights to ask the suffering party to take the liabilities for breaching the agreement conforming the concerning regulations of this agreement.

ARTICLE 9: LIMITATION OF RIGHTS

1. This agreement shall be valid to all parties, their inheritors and their assignees that comply with the relevant regulations.

2. Any party shall not assign its rights or obligations under this agreement without obtaining written consents from other parties.

ARTICLE 10: VALIDITY OF AGREEMENT AND REGISTRATION OF RELEVANT MODIFICATIONS

1. After all parties sign this agreement, assigners shall urge the target company to fulfill the relevant formalities concerning the transfer of shares' ownership conforming to the laws and regulations of PRC.

2. This agreement shall become effective since the date when the formalities stimulated by Term 1 of this article are fully fulfilled.

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ARTICLE 11: MODIFICATIONS AND BEFOREHAND TERMINATION OF THIS AGREEMENT

1. Any modifications to this agreement shall require unanimous consents from all parties and signing of those relevant written document. The modification shall be sent to concerning administrative authorities for approval or recording (if needed) after signed by all parties, and become effective since the date when it is signed or approved (the later date shall be the right date).

2. The beforehand termination of this agreement shall not influence any rights and obligations that have been in existence before the termination.

ARTICLE 12: REFERENCE TO THE LAWS

      Laws and regulations of PRC shall be applied for the conclusion, effectiveness, explanations, performances and settlement of disputes concerning this agreement.

ARTICLE 13: SETTLEMENT OF DISPUTES

      All parties shall seek settlement for any disputes resulting from the execution of this agreement or concerning this agreement through friendly negotiation. If failed, the disputes shall be presented to China International Economic & Trade Arbitration Committee for settlement according to the current arbitrating procedures. The arbitration result shall be the dernier one and bind all the parties. The party who loses the arbitration shall be held liable for the arbitration fees.

ARTICLE 14: OTHER ISSUES

1. Any notifications concerning this agreement from any party to other parties shall be in the written form and delivered by designated person or by faxes, telegraphs, or mails. When delivered by designated person, it shall be sent to the legal addresses of other parties. If delivered by faxes or telegraphs, the delivery shall only be deemed valid when the sender receives answering code. If delivered by mails, the receiving date shall be ten days since the date when it is mailed.

2. This agreement is drawn in Chinese language in ten originals, one for each party and other two respectively reported to Shanghai Foreign Investment Committee and Shanghai Bureau of Industrial & Commercial Administration for approval and records. Two copies of this agreement are reserved by the target company as records and all the originals and copies shall be equally authentic.

PARTY A: Shanghai Zhengda Investment Management Co., Ltd
SIGNATURE: /s/
PARTY B: Liang Zhihua

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SIGNATURE: /s/

PARTY C: Shanghai Tiandi Science & Technology Investment Development Co, Ltd SIGNATURE OF LEGAL REPRESENTATIVE/ REPRESENTATIVE: /s/

PARTY D: Shanghai Qingpu Science & Technology Garden Investment Consulting Co., Ltd
SIGNATURE OF LEGAL REPRESENTATIVE/ REPRESENTATIVE: /s/

PARTY E: Qian Weijun
SIGNATURE: /s/

PARTY F: Wu Yubin
SIGNATURE: /s/

PARTY G: Wang Xiaoxiang
SIGNATURE: /s/

PARTY H: Rich Sight Investment Limited
SIGNATURE OF LEGAL REPRESENTATIVE/ REPRESENTATIVE: /s/